EXHIBIT 23.1

                              BAUM & COMPANY, P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS
                        1515 UNIVERSITY DRIVE - SUITE 209
                          CORAL SPRINGS, FLORIDA 33071

                          INDEPENDENT AUDITORS CONSENT


We consent to the use in this Registration Statement (Form SB-2) in connection with the registration under the Securities Act of 1933, as amended, of 16,302,000 shares of common stock of our report dated March 15, 2001, with respect to the financial statements of Thoroughbred Interests, Inc. for the year ended December 31, 2000 and the period commencing March 25, 1999 (inception) to December 31, 1999, and to the reference to our firm under the caption "Experts" in this registration statement.


/s/ Baum & Company, P.A.
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Baum & Company, P.A.
Certified Public Accountants



July 2, 2001